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                                                                     EXHIBIT 21

                              Polymer Group, Inc.
              Subsidiaries of Polymer Group, Inc., as of 3/20/01

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                                                                 Jurisdiction of
Subsidiary                                                        Incorporation
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
PGI Polymer, Inc. .............................................. Delaware
PGI Europe, Inc. ............................................... Delaware
Chicopee, Inc. ................................................. Delaware
Chicopee Holdings B.V. ......................................... The Netherlands
PGI Nonwovens BV. .............................................. The Netherlands
FiberTech Group, Inc. .......................................... Delaware
PGI Nonwovens GmbH ............................................. Germany
Technetics Group, Inc. ......................................... Delaware
Fibergol Corporation ........................................... Delaware
Bonlam S.A. de C.V. ............................................ Mexico
Bonlam Holdings BV ............................................. The Netherlands
Bonlam Andina Ltd .............................................. Colombia
Fabrene Group, Inc. ............................................ Canada
Fabrene Inc. ................................................... Canada
Fabrene Corp. .................................................. Delaware
Fabrene Group L.L.C. ........................................... Delaware
PNA Corp. ...................................................... North Carolina
FNA Polymer Corp. .............................................. North Carolina
FNA Acquisition, Inc. .......................................... Delaware
DT Acquisition Inc. ............................................ Canada
Loretex Corporation ............................................ New York
Dominion Textile (USA) Inc. .................................... Delaware
Dominion Textile Mauritius ..................................... Mauritius
Nordlys S.A.S. ................................................. France
Nordlys UK Ltd. ................................................ United Kingdom
Geca Tapes B.V. ................................................ The Netherlands
Albuma S.A.S. .................................................. France
POLY-BOND INC. ................................................. Delaware
159422 Canada Inc. ............................................. Canada
FabPro Oriented Polymers, Inc. ................................. Delaware
Pemtech Builders Inc. .......................................... Canada
PGI Nonwovens Mauritius, Ltd. .................................. Mauritius
Vateks Tekstil Sanayi ve Ticaret A.S. .......................... Turkey
Nanhai Nanxin Non-Woven Co. Ltd. ............................... China
PGI Nonwovens A.B. ............................................. Sweden
Dominion Nonwovens Sudamerica S.A............................... Argentina
PGI Asset Management Company.................................... Delaware
PGI Servicing Company........................................... Delaware
DIFCO Performance Fabrics, Inc.................................. Canada
St. Lawrence Corporation........................................ Canada
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